UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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HighMark Funds
(Name of Registrant as Specified In Its Charter)

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Alliance Advisors	Shareholder Services Department

August 19, 2013

URGENT

Re: Your Investment with HIGHMARK NYSE ARCA TECH 100 INDEX FUND

Dear Shareholder,

We have attempted to contact you numerous times regarding an important matter pertaining to your investment in HIGHMARK NYSE ARCA TECH 100 INDEX FUND.

Please contact me immediately at 1-855-325-6673 Monday through Friday: 9:00 a.m. to 10:00  p.m.,  Saturday: 11:00 a.m. to 6:00 p.m. or Sunday: 11:00 a.m. to 4:00 p.m. Eastern Time.   This matter is very important, but will take only a moment of your time.  Alliance Advisors has been engaged by HIGHMARK NYSE ARCA TECH 100 INDEX FUND to contact you.  This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas
Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003

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PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY AUGUST 27, 2013

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

HIGHMARK NYSE ARCA TECH 100 INDEX FUND

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for August 28, 2013. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund in which you hold shares to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote is important regardless of the size of your Fund holdings. Even if you have redeemed your shares, we still need your vote since you were a shareholder as of the record date. Please vote promptly so your vote can be received prior to the August 28, 2013 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY PHONE
Visit the website noted on the enclosed proxy card and enter the control number that also appears on that card. Follow the on-screen directions to place your vote.	Call the toll-free touch-tone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

HMLT OBO OV

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